UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-13179 (Commission File Number)	31-0267900 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 14, 2007, Flowserve Corporation (the “Company”), Flowserve B.V. and certain other foreign subsidiaries of the Company entered into a Letter of Credit Agreement with ABN AMRO Bank N.V., Calyon New York Branch and RBS Citizens, N.A (the “Agreement”). ABN AMRO Bank N.V. is the administrative agent. Pursuant to this Agreement, the lenders commit for a one-year period to issue letters of credit to the Company and its subsidiaries in an aggregate face amount not to exceed €150,000,000 at any time, with an initial commitment of €80,000,000.
     The aggregate commitment of the facility may be increased up to €150,000,000 as may be agreed among the parties, and may be decreased by the Company so long as it equals or exceeds the aggregate face amount of all letters of credit and any disbursements outstanding at the time.
     The Company and its subsidiaries must reimburse any lender upon notice on the same day of such lender’s disbursement of funds upon any drawing under a letter of credit issued by such lender. The Company will guarantee any and all obligations and liabilities of its subsidiaries and itself under the Agreement for any issued letter of credit or related disbursement by a lender.
     The Company will pay certain fees for letters of credit written against the facility based upon the ratio of its total debt to consolidated EBITDA. As of September 14, 2007 the annual fees equaled 0.5%.
     The above discussion of the Agreement is a summary description and is qualified in its entirety by the terms and conditions of the Agreement. For a complete description of the terms and conditions summarized in this report, reference is made to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Letter of Credit Agreement, dated as of September 14, 2007 among Flowserve B.V., as an Applicant, Flowserve Corporation, as an Applicant and as Guarantor, the Additional Applicants from time to time as a party hereto, the various Lenders from time to time party as a hereto, and ABN AMRO Bank, N.V., as Administrative Agent and an Issuing Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: September 19, 2007	By:	/s/ Tara D. Mackey
Tara D. Mackey
Vice President, Assistant Secretary and Compliance Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter of Credit Agreement, dated as of September 14, 2007 among Flowserve B.V., as an Applicant, Flowserve Corporation, as an Applicant and as Guarantor, the Additional Applicants from time to time as a party hereto, the various Lenders from time to time party as a hereto, and ABN AMRO Bank, N.V., as Administrative Agent and an Issuing Bank.